As filed with the Securities and Exchange Commission on February 6, 2014

Registration No. 333-66473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT NO. 333-66473

UNDER

THE SECURITIES ACT OF 1933

CONSOLIDATED GRAPHICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	76-0190827
(State of Incorporation)	(IRS Employer Identification No.)

5858 Westheimer, Suite 200

Houston, Texas 77057

(713) 787-0977

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-66473) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-4 (No. 333-66473) (the “Registration Statement”) filed by Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”) with the Securities and Exchange Commission on October 30, 1998, as amended by Amendment No. 1, filed on December 11, 1998, Amendment No. 2, filed on January 6, 1999, Amendment No. 3, filed on January 19, 1999, and Amendment No. 4, filed on January 22, 1999, which registered the offering of an aggregate of $16,000,000 of shares of common stock of Consolidated Graphics, $0.01 par value per share, in connection with the acquisition by Consolidated Graphics of Automated Graphic Systems, Inc.

On March 2, 1999, Consolidated Graphics announced the completion of the acquisition of Automated Graphic Systems, Inc. As a result, the offering pursuant to the Registration Statement was terminated. Consolidated Graphics hereby removes from registration the securities registered under the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 5, 2014.

CONSOLIDATED GRAPHICS, INC.

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Title:	Executive Vice-President, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement described above has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Quinlan, III	President and Chief Executive Officer	February 5, 2014
Thomas J. Quinlan, III	(Principal Executive Officer)

/s/ Daniel N. Leib	Chief Financial Officer	February 5, 2014
Daniel N. Leib	(Principal Financial Officer)

/s/ Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer	February 5, 2014
Andrew B. Coxhead	(Principal Accounting Officer)

/s/ Janet M. Halpin	Director	February 5, 2014
Janet M. Halpin

/s/ Christine M. Maki	Director	February 5, 2014
Christine M. Maki